Exhibit 10.1

EXECUTION COPY

DUANE READE INC.

PHANTOM STOCK PLAN

SECTION 1.                                General

(a)                    Purpose.  The purpose of this Duane Reade Inc. Phantom Stock Plan (the “Plan”) is to motivate, compensate and retain the senior vice presidents of Duane Reade Inc. (the “Company”) who are primarily responsible for the long-term performance of the Company and to align their interests with those of the stockholders of the Company.

SECTION 2.                                Definitions.

As used in this Plan, the following terms shall have the meanings set forth below:

(a)                    Affiliate.  With respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by or is under common control with, such first person or entity.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities, by contract or otherwise.

(b)                   Account.  An unfunded bookkeeping account established to record a Participant’s interest under the Plan, the terms and conditions of which are set forth in the Plan and in each Participant’s Award Agreement.

(c)                    Appraiser’s Determination.  Has the meaning set forth in Section 8(e) hereof.

(d)                   Award.  A grant of Phantom Stock under the Plan.

(e)                    Award Agreement.  The written agreement evidencing an Award, which shall be executed or otherwise acknowledged in writing by each Participant and whose terms and conditions, other than the number of shares of Phantom Stock awarded thereby shall be identical for all the Participants.

(f)                      Board.  The Board of Directors of the Company.

(g)                   Beneficiary.  The individual identified in writing by the Participant to receive benefits hereunder in the event of the Participant’s death.  A Participant may at any time change his beneficiary designation without notice to, or consent of, any previously designated beneficiary, by giving prior written notice to the Company, such notice to be effective on the date it is received by the Company.  In the event a Participant has not designated a beneficiary at the time of his death, his estate shall be deemed his Beneficiary.

(h)                   Cause.  Has the meaning set forth in the Participant’s employment agreement with the Company in effect on the Effective Date regardless of whether or not such agreement is in effect on the applicable date.

(i)                       Common Stock.  Common stock, par value $0.01 per share, of Holdings and any other stock into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, stock split, combination, exchange of stock or units or the like.

(j)                       Change in Control.  The first of any of the following events to occur after the Effective Date:

(i)                                     any independent third party (which shall exclude, without limitation, the OH Affiliates, the Parent and any Subsidiary of the Parent) (x) by merger or otherwise is or becomes the beneficial owner directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, and (y) has the right to appoint a majority of the members of the Board in each case other than by a merger or other transaction in which the shareholders of the Company immediately prior to the merger own a majority of the surviving entity or its parent;

(ii)                                  any stockholder of the Company (other than the Parent or any Subsidiary of the Parent) (x) acquires a greater voting interest in the Company’s outstanding Common Stock than the OH Investor Group and (y) has the authority to appoint a majority of the members of the Board;

(iii)                               the Company adopts a plan of complete liquidation (other than a liquidation into Parent or any Subsidiary of the Parent) of the Company or consummates an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets to an independent third party;

(iv)                              at any time prior to the IPO, the failure by OH to designate one or more OH related persons to serve as its directors (it being understood that if the Company is required to appoint independent directors by law or inter-dealer quotation system or exchange rules, or OH’s designee is otherwise prevented from serving, OH may designate non-OH related persons to serve as such); or

(v)                                 at any time prior to the IPO, the failure of OH to retain and utilize its power to appoint more than 51% of the directors appointable by the OH Investor Group (for example, if the OH Investor Group has the right to appoint five directors, OH shall appoint at least three directors, and such directors shall be OH related persons or if necessary, independent directors).

(k)                    Death Payment Date.  Has the meaning set forth in Section 8(a)(ii) hereof.

(l)                       Distribution Event.  Each of a Drag-Along Event, Tag-Along Event or the IPO.

(m)                 Disability.  Has the meaning set forth in Duane Reade Inc.’s disability insurance plan whether or not the Participant participates in such plan.

(n)                   Drag-Along CIC Portion.  Has the meaning set forth in Section 6(a)(i) hereof.

(o)                   Drag-Along Portion.  Has the meaning set forth in Section 6(a)(ii) hereof.

(p)                   Drag-Along Event.  A Drag-Along Sale as such term is defined in the Stockholders Agreement.

(q)                   Effective Date.  The consummation of the transaction contemplated by the Merger Agreement.

(r)                      Equity Securities.  Has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as in effect on the date hereof, and in any event includes any common stock, any limited partnership interest, any limited liability company interest and any other interest or security having the attendant right to vote for directors or similar representatives.

(s)                    Fair Market Value.  On any date of determination, the fair market value of a share of Common Stock (i) if the Common Stock is listed on an internationally recognized securities exchange or inter-dealer quotation system, the closing price reported on the day immediately prior to such date and (ii) if the Common Stock is not so listed, subject to each Participant’s right to bring a Valuation Challenge in accordance with Section 8(e) hereof, the amount determined by the Board to be fair market value based upon a good faith attempt to value the Common Stock accurately based on the value of Holdings as a whole, on a fully diluted basis, without any control premium, and without any discount for lack of transferability or minority position.

(t)                      Fees.  Has the meaning set forth in Section 8(e) hereof.

(u)                   Good Reason.  Has the meaning set forth in the Participant’s employment agreement with the Company in effect on the Effective Date regardless of whether or not such agreement is in effect on the applicable date.

(v)                   Holdings.  Duane Reade Holdings, Inc., a Delaware Corporation.

(w)                 IPO.  An underwritten Public Sale of Equity Securities of an IPO Entity pursuant to an effective registration statement under the Securities Act that (a) results in the listing for trading on an internationally recognized securities exchange or inter-dealer quotation system and (b) either involves (alone or in combination with any prior such offerings) either (i) a Public Sale of at least twenty percent (20%) of such Equity Securities or (ii) an offering of Equity Securities which generates gross proceeds of at least $100 million.

(x)                     IPO Entity.   Has the meaning set forth in the Stockholders Agreement.

(y)                   Merger Agreement.  The Merger Agreement dated as of December 22, 2003, by and among Parent, Duane Reade Acquisition Corp., a Delaware corporation (formerly known as Rex Corner Acquisition Corp.), and the Company, as amended on June 10, 2004, June 13, 2004 and June 18, 2004.

(z)                     OH. Oak Hill Capital Partners, L.P. and/or, as the case may be, Oak Hill Capital Management Partners, L.P.

(aa)              OH Affiliates.  OH, any related OH partnership or any other member of the OH Investor Group that is an Affiliate of OH or Oak Hill Capital Management, Inc., but excluding Anthony J. Cuti and the Participants.  For the avoidance of doubt, as of the Effective Date, the term OH Affiliate includes OHCP MGP, LLC.

(bb)            OH Investor Group.  Oak Hill Capital Partners, L.P., related Oak Hill partnerships and their respective limited partners and Affiliates and the other initial investors (such other investors, “co-investors”) in the transaction contemplated by the Merger Agreement, including those that participate within 90 days following the Effective Date, but excluding Anthony J. Cuti and the Participants.

(cc)              Parent.  Duane Reade Shareholders, LLC, a Delaware limited liability company (formerly known as Rex Corner Holdings, LLC).

(dd)            Parent Stockholder.  Has the meaning set forth in the Stockholders Agreement.

(ee)              Parent Transfer Percentage Interest.  Has the meaning set forth in the Stockholders Agreement.

(ff)                  Parent Transfer Units.  Has the meaning set forth in the Stockholders Agreement.

(gg)            Participant.  Each of Timothy LaBeau, Gary Charboneau, John K. Henry and Jerry Ray.  No other individual shall participate in the Plan.

(hh)            Percentage Interest.  Has the meaning set forth in the Stockholders Agreement.

(ii)                    Piggyback Right.  Has the meaning set forth in Section 6(c)(ii) hereof.

(jj)                    Phantom Stock.  A share of Phantom Stock is a share of phantom stock representing a share of Common Stock that is credited to a Participant’s Account under the Plan.

(kk)              Plan.  This Duane Reade Inc. Phantom Stock Plan.

(ll)                    Public Sale. Any sale of Equity Securities to the public (a) pursuant to an offering registered under the Securities Act or (b) through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act, other than Rule 144(k) or any similar provision then in effect.

(mm)        Stockholders Agreement.  The Stockholders and Registration Rights Agreement, dated July 30, 2004, by and among the Company, Holdings, Parent and certain members of the Company’s management, as it may be amended from time to time.

(nn)            Subsidiary.  A Subsidiary of any person shall mean any entity of which:

(i)                                     if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person; and

(ii)                                  if a partnership, association, limited liability company or other entity, (A) the general partner or similar managing entity and (B) a majority of the partnership, membership or other similar ownership interest thereof is at the time of determination beneficially owned or controlled, directly or indirectly, collectively or individually, by such person or by one or more Subsidiaries of such person.

For purposes of the Plan, the Company and its Subsidiaries shall be deemed to own a majority ownership interest in any partnership, association, limited liability company or other entity if the Company and its subsidiary shall control the general partner or managing member or managing director of any such entity.

(oo)            Tag-Along Portion.  Has the meaning set forth in Section 6(b)(ii) hereof.

(pp)            Tag-Along CIC Portion.  Has the meaning set forth in Section 6(b)(i) hereof.

(qq)            Tag-Along Event.  A Tag-Along Sale as such term is defined in the Stockholders Agreement.

(rr)                  Valuation Challenge.  Has the meaning set forth in Section 8(e) hereof.

SECTION 3.                                Administration.

(a)                    This Plan shall be administered by the Board or a committee thereof.  Subject to the provisions of this Plan and applicable law and subject to the rights of each Participant under his respective outstanding Award Agreements, the Board shall have the power and sole discretion, in addition to other express powers and authorizations conferred on the Board by this Plan, to:  (i) determine, in a manner consistent with the terms of this Plan and any Award Agreements entered into pursuant to this Plan, payments and how other matters are to be calculated in connection with Awards and Accounts; (ii) determine the terms and conditions of Awards; (iii) determine whether, to what extent, and under what circumstances Awards and amounts payable pursuant to an Account shall be deferred at the election of the holder thereof or of the Board; (iv) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in this Plan and any instrument or agreement relating to this Plan, or Awards under this Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (vi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of this Plan.  Whenever in this Agreement the Board, or a committee thereof is permitted or required to make a decision in its “good faith” or under another express standard, the Board, or a committee thereof shall act under such express standard and shall not be subject to any other or different standard imposed by any other agreement to which the Company may be a party or any other applicable law.  The decisions of the Board shall be final, conclusive, and binding upon all parties, including, without limitation, the Company, any Participant, any holder or Beneficiary of any Account and any stockholder of the Company.

(b)                   No member of the Board or a committee thereof shall be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Board or a committee thereof in good faith on behalf of the Company, with respect to the Plan, any Award or any Account.

SECTION 4.                                Eligibility.  The Participants are the only individuals eligible to participate in the Plan.

SECTION 5.                                Phantom Stock Awards.

(a)                    General.  The Board shall determine the number of shares of Phantom Stock to be granted to each Participant and such number shall be designated in the applicable Award Agreement.  An Account shall be established on the books and records of the Company to which the number of shares of Phantom Stock so granted shall be credited.

(b)                   Vesting.  Contingent upon a Participant’s continued employment with the Company or a Subsidiary and subject to acceleration pursuant to each of Section 6(a) (Drag-Along Event) and Section 6(b) (Tag-Along Event), each Participant’s Award shall vest and become nonforfeitable ratably over 24 months in 24 equal monthly installments such that on the second anniversary of the Effective Date, the Award shall be 100% vested and nonforfeitable.

(c)                    Dividends.  To the extent that dividends or distributions are declared and paid to holders of Common Stock, each Participant will receive the amount that would have been distributed to the Participant as if the Phantom Stock credited to the Participant’s Account (solely to the extent vested) was issued and outstanding Common Stock and such dividend or distribution shall be paid at the same time and in the same manner as dividends or distributions are paid to holders of Common Stock.  The payment of a dividend with respect to any Award shall not be considered a payment of any portion of a Participant’s Account for purposes of Section 6 or Section 8 hereof.

SECTION 6.                                Payment of Accounts.

(a)                    Drag-Along Event.

(i)                                     Vesting.  Except as provided in Section 8 (relating to terminations of employment before a Distribution Event), immediately prior to a Drag-Along Event which constitutes a Change in Control, a Participant’s Account shall vest (in addition to the portion that has vested as of such date pursuant to Section 5(b) hereof) in an additional amount such that after giving effect to such acceleration, the Participant’s Account shall be vested as to a portion of the Account equal to the Parent Transfer Percentage Interest proposed to be transferred pursuant to such Drag-Along Event (the

“Drag-Along CIC Portion”) (i.e., the Participant will be vested to the extent necessary for the Participant to participate in the Drag-Along Event).

(ii)                                  Payment.  Immediately prior to the closing of a Drag-Along Event, each Account (A) in the case of a Drag-Along Event that is a Change in Control, to the extent of the Drag-Along CIC Portion or (B) in the case of a Drag-Along Event that is not a Change in Control, to the extent vested but in no event in a greater percent of the Account than the Parent Percentage Interest proposed to be transferred pursuant to such Drag-Along Event (the “Drag-Along Portion”), shall be credited with one share of Common Stock for each share of Phantom Stock which makes up the Drag-Along CIC Portion or Drag-Along Portion, as applicable.  Such portion shall be distributed to each Participant in Common Stock immediately prior to the Drag-Along Event such that the Participant shall participate in the Drag-Along Event pursuant to Sections 2.3 and 2.6 of the Stockholders Agreement.  That portion of a Participant’s Account (e.g., the Drag-Along Portion or Drag-Along CIC Portion) paid to him pursuant to this Section 6(a)(ii) shall be cancelled without any payment or other consideration being owed or paid to the Participant immediately following such payment.

(b)                   Tag-Along Event.

(i)                                     Vesting.  Except as provided in Section 8 (relating to termination of employment prior to a Distribution Event), immediately prior to a Tag-Along Event which constitutes a Change in Control, a Participant’s Account shall vest (in addition to the portion that has vested as of such date pursuant to Section 5(b) hereof) in an additional amount such that after giving effect to such acceleration, the Participant’s Account shall be vested as to the excess, if any, of (A) (x) the number of shares of Phantom Stock equal to the Percentage Interest represented by the Participant’s Account multiplied by (y) the number of shares of Common Stock to be transferred by the Parent Stockholder (or Parent Transfer Units) over (B) the number of shares of Phantom Stock comprising the vested portion of the Participant’s Account as of such date (the “Tag-Along CIC Portion”) (i.e. the Participant will be vested to the extent necessary for the Participant to participate in the Tag-Along Event).

(ii)                                  Payment.  Immediately prior to the closing of a Tag-Along Event, each Account, (A) in the case of a Tag-Along Event that is a Change in Control, to the extent of the Tag-Along CIC Portion or (B) in the case of a Tag-Along Event that is not a Change in Control, to the extent vested but in no event in a greater percentage of the Account than the number of shares of Phantom Stock equal to the Percentage Interest represented by the Participant’s Account multiplied by the number of shares of Common Stock of the Parent Stockholder (or Parent Transfer Units) proposed to be transferred pursuant to such Tag-Along Event (the “Tag-Along Portion”), shall be credited with one share of Common Stock for each share of Phantom Stock which makes up the Tag-Along CIC Portion or the Tag-Along Portion, as applicable, and such portion shall be distributed to each Participant in Common Stock immediately prior to the Tag-Along Event such that the Participant may participate in the Tag-Along Event pursuant to Section 2.4 of the Stockholders Agreement.  That portion of a Participant’s Account paid to him pursuant to this Section 6(b)(ii) shall be cancelled without any payment or other consideration being owed or paid to the Participant immediately following such payment.

(c)                    IPO.

(i)                                     Generally.  Except as provided in Section 8 (relating to termination of employment prior to a Distribution Event), in the event the Participant has not exercised his Piggyback Rights, the Company shall pay the vested portion of a Participant’s Account not later than 180 days following the IPO or such shorter period as applicable to the OH Affiliates, pursuant to any holdback agreement entered into in connection with such IPO, except that upon notice to the Company the Participant may be permitted to further defer receipt of such payment to one or more future dates, provided the election shall be in writing, irrevocable when made and comply with such other requirements as the Board may reasonably impose.  Payment with respect to the vested portion of the Account pursuant to this Section 6(c) shall be made in Common Stock as if one share of Phantom Stock were one share of Common Stock; provided, however, that following an IPO (other than with respect to Holdings) payment will be made in the Equity Securities of the IPO Entity that would have been received by the Participant had the Participant held the same number of shares of Common Stock represented by the vested portion of his Account prior to such IPO.  Additional payments with respect to the Award shall be made as and when additional portions of the Account vest in accordance with Section 5(b).  The Board maintains discretion to pay all of the vested portion of the Account in shares of Common Stock immediately prior to the IPO so that the Participant may participate in the IPO.  The portion of a Participant’s Account paid to him pursuant to this Section 6(c)(i) shall be cancelled without any payment or other consideration being owed or paid to the Participant immediately following such payment.

(ii)                                  Piggyback.  Following the IPO to the extent the Account is credited with shares of Common Stock, each Participant shall have the rights set forth in Article III of the Stockholders Agreement (collectively, the “Piggyback Rights”).

SECTION 7.                                Compliance with Debt Instruments and Legal Requirements.

(a)                    Legal Requirements.  The grant of Awards and the payment of the value of a Participant’s Account (including a partial distribution of a Participant’s Account, if applicable), and the other obligations of the Company under this Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency including without limitation rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-deal quotation system on which securities of the Company, Parent or Holdings are listed or traded as may be required.

(b)                   Credit Agreement Limitations.  The Company may delay any cash payment with respect to all or a portion of any Account that would cause or reasonably likely to cause, a default or an event of default of the Company, Parent or Holdings under any guarantee or other agreement under which the Company, Parent or Holdings has borrowed money or guarantee on any such loan, or if such cash payment would constitute or is reasonably likely to constitute a breach, or result in a default or an event of default of the Company, Parent or Holdings under such agreement, until such time as the payment can be made without such breach or default.

(c)                    Postponement.  The Board, in its sole discretion, may postpone the issuance or delivery of any securities in respect of an Award as the Board may consider appropriate and may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any such securities in compliance with applicable laws, rules and regulations.

SECTION 8.                                Termination of Employment.

(a)                    Death.

(i)                                     Vesting.  In the event that a Participant’s employment with the Company or its Subsidiaries terminates due to the Participant’s death and he has not received full payment with respect to his Account, the Account shall be deemed 100% vested as of the date of such Participant’s death and shall be paid to his Beneficiary pursuant to this Section 8(a).

(ii)                                  Prior to the IPO.   If the Participant’s employment with the Company or its Subsidiaries terminates due to the Participant’s death prior to the IPO,  then payment of the Account shall be made to his Beneficiary upon the later of the 5th anniversary of the Effective Date or 180 days following such termination on account of death (the “Death Payment Date”) in cash (or cash equivalents), with the value of each share of Phantom Stock credited to the Account determined by reference to the Fair Market Value of one share of Common Stock as of either (x) the date of the Participant’s death, if the Participant’s Beneficiary makes an irrevocable election in writing no later than 120 days following such death to have Fair Market Value determined as of the date of death or (y) if no such election is made, as of the Death Payment Date.

If a Tag-Along Event, Drag-Along Event or IPO occurs prior to the Death Payment Date, but after the Participant’s death, then the unpaid portion of his Account will be paid in accordance with Section 6(a), 6(b) or 6(c) hereof, as applicable.

(iii)                               After the IPO.  If the Participant’s employment with the Company or its Subsidiaries terminates due to the Participant’s death at any time after the IPO, then payment of the Account (to the extent not previously paid in accordance with Section 6 hereof) shall be paid as soon as reasonably practicable following the Participant’s termination on account of death, but in no event earlier than 180 days following the IPO (or such shorter period as is applicable to the OH Affiliates, pursuant to any holdback agreement entered into in connection with the IPO) in Common Stock as if each share of Phantom Stock credited to the Account were one share of Common Stock.

(iv)                              Notwithstanding anything herein to the contrary, the provisions of Section 8(a) shall not apply in the event the Participant’s employment with the Company or its Subsidiaries is terminated for any reason prior to death.

(b)                   Termination without Cause or for Good Reason.

(i)                                     Prior to the IPO.  Upon a termination of the Participant’s employment with the Company or its Subsidiaries without Cause or by the Participant for Good Reason, at any time prior to the IPO, the Account to the extent vested (and not yet paid in accordance with Section 6 hereof) shall be paid upon the later of: (x) the second anniversary of the Effective Date or (y) 90 days following such termination.  Such payment shall be made in cash or cash equivalents with the value of each share of Phantom Stock credited to the Account determined by reference to the Fair Market Value of a share of Common Stock determined as of the date of such termination; provided, however, that the Participant may elect no later than 15 days following such termination to receive all or part of his distribution (in 25% increments) in shares of Common Stock rather than cash.  To the extent a Participant so elects to receive shares of Common Stock in lieu of cash (or cash equivalents), he shall receive such shares of Common Stock 90 days following such termination of employment; provided, further, however, that if the Participant elects to receive a distribution of shares of Common Stock, the Participant may at the same time he makes the election to receive shares of Common Stock in lieu of cash (or cash equivalents), make a one-time irrevocable election to defer receipt of such Common Stock until the earlier of (1) a Distribution Event or (2) a specified payment date that is at least 12 months following the date such shares of Common Stock would otherwise be distributed to the Participant pursuant to this Section 8(b)(i).  In the event that the vested portion of the Account is not fully distributed in connection with any one Distribution Event, it shall be distributed (to the extent applicable) on the next Distribution Event and on each subsequent Distribution Event until the vested portion of the Account has been fully distributed.  Payment on each such Distribution Event shall be at the time and in the form proscribed under each of Section 6(a), (b) or (c) or Section 8(d) (Sunset), as applicable.

(ii)                                  After the IPO.  Upon termination of a Participant’s employment with the Company or its Subsidiaries without Cause or for Good Reason, at any time after the IPO, the Account to the extent vested (and to the extent not previously paid in accordance with Section 6 hereof) shall be paid 90 days following such termination in Common Stock with each share of Phantom Stock credited to his Account treated as one share of Common Stock.

(iii)                               Notwithstanding any other provision herein to the contrary, upon the termination of a Participant’s employment pursuant to this Section 8(b), the portion of the Account which is not vested on the date of such termination shall be forfeited without any payment or other consideration being owed or paid to the Participant.

(c)                    Termination for Cause or without Good Reason.

(i)                                     Timing of Payment.  Upon termination of a Participant’s employment with the Company or its subsidiaries for Cause or by the Participant without Good Reason, a Participant’s Account, to the extent vested on the date of such termination, shall remain so vested and will be distributed on the earlier of: (A) a Distribution Event or (B) on or after the fifth anniversary of the Effective Date; provided, however, that a Participant may elect to defer receipt of such payment beyond the fifth anniversary of the Effective Date provided such Participant’s election is made in writing, is irrevocable when made and is made at least twelve months prior to the payment date so elected pursuant to this Section 8(c)(i).  The form and timing of payment made pursuant to clause A shall be in accordance with Section 6 hereof.  Payment made pursuant to clause B of the prior sentence shall be in the form of Common Stock.

(ii)                                  In the event that the vested portion of the Account is not fully distributed in connection with any one Distribution Event pursuant to this Section 8(c), it shall be distributed (to the extent applicable) on the next Distribution Event and on each subsequent Distribution Event until the vested portion of the Account has been fully distributed.  Payment on each Distribution Event shall be at the time and in the form proscribed under each of Section 6(a), (b) or (c), or Section 8(d) (Sunset), as applicable.

(iii)                               Notwithstanding any other provision herein to the contrary, upon the termination of a Participant’s employment pursuant to this Section 8(c), the portion of the Account which is not vested on the date of such termination shall be forfeited without further consideration to the Participant.

(d)                   Sunset.  The Participants shall have the right to receive on or after the fifth anniversary of the Effective Date, payment of the Account (to the extent not yet paid) in the form of Common Stock; provided, however, that each Participant may elect to defer receipt of such payment beyond the fifth anniversary of the Effective Date provided such election is made in writing, is irrevocable when made and is made at least twelve months prior to the selected payment date.

(e)                    Valuation Challenge.  Each Participant (or his Beneficiary, as applicable) shall have the right by written notice to the Company, within 30 days following a cash payment pursuant to an Award which is made on the basis of Fair Market Value (pursuant to Section 8(a) or 8(b) hereof), to challenge the Board’s determination of Fair Market Value (a “Valuation Challenge”).  In the event one or more Participants or Beneficiaries, as applicable, submits a Valuation Challenge, the Company shall retain the services of an independent third party appraiser, who shall (i) certify to each Participant that submits a Valuation Challenge such appraiser’s independence and (ii) determine the fair market value of the Common Stock (the “Appraiser’s Determination”).  The Appraiser’s Determination shall be submitted in writing to the Board and shall be binding upon the Company, the Participants and Beneficiaries and enforceable by a court of competent jurisdiction.  Accordingly, if the Appraiser’s Determination exceeds the Board’s determination, the affected Participants and/or Beneficiaries, as applicable, shall receive an additional payment equal to the excess, if any, of the amount such Participant or Beneficiary would have received with respect to such Participant’s Account had the Appraiser’s Determination of Fair Market Value been applied over the amount such Participant (or

Beneficiary) previously received pursuant to Section 8(a) or (b).  Such additional payment shall be made as soon as practicable following the date the Appraiser’s Determination is submitted to the Board.  If the Appraiser’s Determination is lower than the Board’s determination, the affected Participants and Beneficiaries, as applicable, shall repay to the Company an amount equal to the excess of the amount such Participant (or Beneficiary) previously received pursuant to Section 8(a) or (b) hereof over the amount such Participant would have received with respect to such Participants’ Accounts had the Appraiser’s Determination of the Fair Market Value been applied.

In addition, if the Appraiser’s Determination exceeds the Board’s determination by more than 10%, the Company shall pay 100% of the fees and expenses associated with securing the Appraiser’s Determination (the “Fees”).  In all other events, the Participant or Beneficiary (or Participants if more than one Participant brings a Valuation Challenge) shall pay the lesser of (x) 15% of the Fair Market Value of the aggregate vested portion of the Accounts distributed or (y) the Fee, and the Company shall pay the balance.

(f)                      Disability.  If a Participant’s employment with the Company or its Subsidiaries terminates on account of Disability, and such Participant has not as of the date of such termination received full payment with respect to his Account, the Account shall be deemed 100% vested as of the date of such Participant’s termination of employment on account of Disability.  The Account shall be paid in the manner and time described in Section 8(b) without regard to Section 8(b)(iii).

SECTION 9.                                Dilution Adjustments.  In the event of a reclassification, recapitalization, stock split, stock or other dividend, combination of units, or other similar or extraordinary event, the number and kind of Awards, in the aggregate, reserved for issuance or with respect to which Awards may be made under this Plan shall be adjusted to reflect such event in the same manner in which Common Stock is adjusted to reflect such event, and the Board shall make such adjustments as it deems appropriate and equitable in the number, kind credited to outstanding Accounts, and in any other matters which relate to Awards or Accounts and which are affected by the events referred to above.

SECTION 10.                          Amendment and Termination.

(a)                    Amendments to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, however, that any such amendment, alteration, suspension, discontinuance, or termination that would materially adversely affect the rights of any Participant or Beneficiary under this Plan shall not be effective without the written consent of the affected Participant or Beneficiary.

(b)                   Amendments to Awards.  The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Account, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination not expressly contemplated by this Plan that would materially adversely affect the rights of any Participant or Beneficiary shall not be effective without the written consent of the affected Participant or Beneficiary.

SECTION 11.                          General Provisions.

(a)                    Nontransferability.  Participants may not directly or indirectly transfer, sell, assign, pledge, lease, hypothetically mortgage, gift or create a security interest or trust (voting or otherwise) or other disposition of an Account or any shares of Phantom Stock credited thereunder except that the designation of a Beneficiary or the transfer to a Beneficiary following a Participant’s death shall not constitute a transfer, sale, assignment, pledge, lease, hypothetical mortgage, gift, creation of a security interest or trust, or other disposition.  Common Stock distributed to Participants and Beneficiaries in respect of Awards shall be subject to the transfer restrictions set forth in Article II of the Stockholders Agreement.

(b)                   Stockholders Agreement and Preemptive Rights Agreement.  Common Stock distributed to Participants and Beneficiaries in respect of Awards shall be subject to all provisions of (i) the Stockholders Agreement and (ii) the Preemptive Rights Agreement, dated as of July 30, 2004, by and among OH, Parent, Holdings, Anthony J. Cuti and certain other members of the management of the Company (the “Preemptive Rights Agreement”).  Solely for purposes of Section 2.5 of the Preemptive Rights Agreement, only vested shares of Phantom Stock credited to a Participant’s Account shall be deemed to be shares of Common Stock for purposes of determining the extent of a Participant’s “Percentage Interest” in applying such section.

(c)                    Securities Law.  The obligation of the Company to settle Awards in Common Stock, or otherwise, shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with.  To the extent the Company pays any portion of the Account in Common Stock, at the time of the IPO, Holdings or the Company will use commercially reasonable efforts to register a number of shares of Common Stock sufficient to cover such payment on Form S-8; unless in the reasonable judgment of the Board (or of the managing underwriter in the IPO) such a registration could reasonable be expected to have an adverse effect on the market for the securities being registered in the IPO; provided, further, that the resale of any shares of Common Stock distributed pursuant to an Award shall be restricted as if the volume and manner of sale restrictions of Rule 144 (without regard to Rule 144 (k)) were applicable.

(d)                   Tax Withholding and Representations.  All payments or benefits made pursuant to any Award under the Plan are subject to withholding and deduction for Federal, state or local taxes as the Company shall determine to be required to comply with applicable law or regulation and each Participant shall agree in the applicable Award Agreement that, to the extent necessary to satisfy such withholding obligation, the Company may withhold such amounts from payments or benefits due with respect to the Award or any other compensation due the Participant.

(e)                    Other Compensation Arrangements.

(i)                                     Nothing contained in this Plan shall prevent the Company or any Subsidiary or other Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, securities and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(ii)                                  Neither the grant of Awards hereunder nor the payment of any amounts in respect of any Account shall be taken into account in determining a Participant’s right to receive any additional benefits or compensation under any other plan or arrangement.

(f)                      No Right to Service or Employment.  The grant of an Award hereunder shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary.  Further, the Company or its Subsidiaries may at any time terminate a Participant from any employment or other service relationship or discontinue such relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or in the Participant’s Award Agreement.

(g)                   Awards as an Unsecured Promise.

(i)                                     Awards granted under this Plan do not constitute an equity interest in the Company or its Subsidiaries.  A Participant shall not share in the voting rights of the Company or its Subsidiaries as a result of an Award unless and until payment with respect to such an award is received in the form of Common Stock.

(ii)                                  The Company shall not be required to, and shall not, segregate any funds representing awards of Phantom Stock granted hereunder, and nothing in the Plan or any Award Agreement shall be construed as providing for such segregation.

(iii)                               Nothing in this Plan or any Award Agreement, and no action taken pursuant to their respective terms, shall create or be construed to create a trust or escrow account of any kind, or a fiduciary relationship between the Company or its Subsidiaries, on the one hand, and any Participant, or any other person, on the other hand.

(iv)                              The Participants and their Beneficiaries shall rely solely on the unsecured promise of the Company to make the payments required under the terms of any Award, but shall have the right to enforce such a claim in the same manner as any unsecured general creditor of the Company.  The Participants shall not have any preferred claim on, or any beneficial ownership in, any assets of the Company.  Any rights created under this Plan or any Award Agreement shall be mere unsecured contractual rights of the Participants against the Company.

(h)                   Termination with Subsidiaries.  For purposes of this Plan, a Participant’s employment will be deemed terminated when he or she is no longer employed by the Parent, Holdings, the Company or any of their respective direct or indirect Subsidiaries.

(i)                       Conflicts.  In the event of a conflict between the terms of this Plan and any Award Agreement, the terms of this Plan shall prevail.

(j)                       Governing Law.  Unless otherwise provided in the applicable Award Agreement, the validity, construction, and effect of this Plan and any rules and regulations relating to this Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

(k)                    Headings.  Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.